SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

NBC Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Mississippi	1-15773	64-0684755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NBC Plaza

301 East Main Street

Starkville, MS 39759

(Address of Principal Executive Offices and Zip Code)

(662) 343-1341

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On August 17, 2005, the Board of Directors of NBC Capital Corporation amended the Company’s Code of Ethics to change the process for approving certain related party transactions. As amended, the Company’s Code of Ethics requires that any loan with a director or executive officer of NBC Capital Corporation, or loans made to persons or entities affiliated with any director or executive officer of the Company, be approved by the Executive Committee of the Board of Directors. All other types of transactions between the Company and any such related parties must be approved by the audit committee of the Board of Directors. A copy of the Company’s amended Code of Ethics is attached to this Current Report as an exhibit and has been posted on the Company’s web site.

Item 9.01 Financial Statements and Exhibits

c.	Exhibit No.

14	Code of Ethics of NBC Capital Corporation, as amended, effective August 17, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC CAPITAL CORPORATION
(Registrant)

Date: August 22, 2005	/s/ Richard T. Haston
Richard T. Haston
Executive Vice President; Chief Financial
Officer; Treasurer